SCHEDULE 14A
                                 (Rule 14a-101)

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]    Preliminary Proxy Statement         [ ] Confidential, for Use of the
[ ]    Definitive Proxy Statement              Commission Only (as permitted
[ ]    Definitive Additional Materials         by Rule 14a-6(e)(2))
[ ]    Soliciting Material Pursuant
       to Rule 14a-11(c) or Rule 14a-12


                              StarBase Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X] No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
             0-11.

         (1) Title of each class of securities to which transaction applies:


         (2) Aggregate number of securities to which transaction applies:


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:



         (5) Total fee paid:



         [ ]      Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


         (1)      Amount Previously Paid:


         (2)      Form, Schedule or Registration Statement No.:


         (3)      Filing Party:


         (4)      Date Filed:

                              StarBase Corporation
                        4 Hutton Centre Drive, Suite 800
                            Santa Ana, CA 92707-8713
                                 (714) 445-4400


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                        TO BE HELD ON SEPTEMBER 14, 1999


         NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Meeting") of StarBase Corporation, a Delaware corporation ("StarBase" or the "Company"), will be held in the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, 18th Floor, New York, NY 10036 at 10 a.m. on Tuesday, September 14, 1999, to consider and act on the following proposals:

         1. The election of eight (8) persons named in the accompanying Proxy Statement to serve as directors of the Company until the next annual meeting of stockholders of the Company and until their successors are duly elected and qualified;

         2. Amending the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.01 per share ("Common Stock"), from 50,000,000 to 80,000,000 shares;

         3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the Company's fiscal year ended March 31, 2000; and

         4. To consider and transact such other business as may properly come before the Meeting or any adjournment thereof.

         A Proxy Statement, form of Proxy and the Annual Report to Stockholders of the Company for the fiscal year ended March 31, 1999 are enclosed herewith. Only holders of record of Common Stock at the close of business on July 16, 1999 are entitled to receive notice of and to attend the Meeting and any adjournments thereof. At least 10 days prior to the Meeting, a complete list of the stockholders entitled to vote will be available for inspection by any stockholder, for any purpose germane to the Meeting, during ordinary business hours, at the offices of the Company. If you do not expect to be present at the Meeting, you are requested to fill in, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope. In the event you attend the Meeting in person, you may, if you desire, revoke your Proxy and vote your shares in person.


By Order of the Board of Directors



William R. Stow III
Chairman of the Board, President
and Chief Executive Officer


Santa Ana, California
August __, 1999






                                    IMPORTANT
TO ENSURE THAT YOUR SHARES ARE VOTED AT THE MEETING, PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. PROXIES MAY BE REVOKED AT ANY TIME PRIOR TO THE MEETING BY GIVING WRITTEN NOTICE OF REVOCATION TO THE COMPANY'S ASSISTANT SECRETARY, BY GIVING A LATER DATED PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.
--------------------------------------------------------------------------------

                              STARBASE CORPORATION

                           --------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 14, 1999

                           ---------------------------


         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of StarBase Corporation, a Delaware corporation ("StarBase" or the "Company") to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held at 10 a.m. on Tuesday, September 14, 1999, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

         The principal executive offices of the Company are located at 4 Hutton Centre Drive, Suite 800, Santa Ana, California 92707-8713. The Company maintains a website on the Internet at http://www.starbase.com. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to stockholders is August __, 1999. Stockholders should review the information provided herein in conjunction with the Annual Report to Stockholders of the Company for the fiscal year ended March 31, 1999 enclosed herewith.

         A Proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted in favor of the proposals and in accordance with the judgment of the person or persons voting the Proxy on any other matter that may be brought before the Meeting. Each such Proxy granted may be revoked at any time thereafter by writing to the Assistant Secretary of the Company prior to the Meeting, by execution and delivery of a subsequent proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy. The cost of soliciting proxies will be borne by the Company. Following the mailing of the proxy materials, solicitation of proxies may be made by officers and employees of the Company, or anyone acting on their behalf, by mail, telephone, telegram or personal interview.

                                VOTING SECURITIES

         Stockholders of record as of the close of business on July 16, 1999 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting and any adjournments thereof. The Company has one class of voting securities outstanding consisting of shares of Common Stock, $.01 par value ("Common Stock"). On the Record Date, there were 31,205,228 outstanding shares of Common Stock. A holder of Common Stock is entitled to one vote on each matter submitted to the meeting for each share of Common Stock held by such holder as of the Record Date.

PROXIES AND VOTING

         Unless a contrary direction is indicated, a properly executed Proxy form will be voted "FOR" the adoption of proposals 1, 2 and 3. The management of StarBase is not aware of any business to be acted upon at this meeting other than as is described in this Proxy Statement, but in the event any other business should properly come before the meeting, the proxy holders (as indicated on the Proxy form) will vote the proxies according to their judgment as to the best interests of the Company. The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. Proxies submitted which contain abstentions and broker non-votes will be deemed present at the Meeting in determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter. Proxies submitted that are voted to abstain with respect to any matter will be considered cast with respect to that matter. Proxies subject to broker non-votes with respect to any matter will not be considered cast with respect to that matter.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth as of July 16, 1999 certain information regarding the ownership of voting securities of the Company by each stockholder known to the management of the Company to be (i) the beneficial owner of more than 5% of the Company's outstanding Common Stock, (ii) each of the directors and nominees for director of the Company, (iii) the executive officers named in the Summary Compensation Table herein under "Executive Compensation" and (iv) all named executive officers and directors as a group. Except as otherwise noted, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares.



                                                      Number of Shares of  Percentage of
Name (1)                                               Common Stock        Common Stock
--------                                               ------------       --------------

William R. Stow III.................................      878,706 (2)           2.8%
Carlos H. Caballero.................................       74,861 (3)            *
Frank R. Caccamo....................................       52,082 (4)            *
Donald R. Farrow....................................      298,451 (5)            *
Daniel P. Ginns.....................................      247,866 (6)            *
Alan D. Kucheck.....................................      195,788 (7)            *
William T. McManes..................................      115,067 (8)            *
Douglas S. Norman...................................       92,492 (9)            *
Phillip E. Pearce...................................      104,166 (4)            *
John R. Snedegar....................................      213,443 (10)           *
Barry W. Sullivan...................................       53,124 (4)            *
Anders B. Vinberg...................................       53,124 (4)            *
Total:  All Directors and Named Executive Officers..
(12 Persons)........................................    2,379,170 (11)          7.3%
--------------------

*   Less than 1%.

(1) Except as otherwise noted, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. The address of each person named in the above table is in care of StarBase Corporation, 4 Hutton Centre Drive, Suite 800 Santa Ana, CA 92707-8713.

(2) Includes 33,882 shares of Common Stock held by Mr. Stow. Also includes 573,119 shares of Common Stock held by Mr. Stow as trustee of the Stow Family Trust, of which 568,124 shares are subject to a Performance Escrow Agreement. Also includes an aggregate of 1,749 shares of Common Stock held by Mr. Stow in trust for his daughter and son. Also includes 252,065 shares of Common Stock and 17,891 shares of Common Stock issuable upon the exercise of currently exercisable stock options by Mr. Stow and Mrs. Stow, respectively. Mr. Stow disclaims beneficial ownership of the shares exercisable by Mrs. Stow.

(3) Includes 9,434 shares of Common Stock held by Mr. Caballero. Also includes 63,540 shares of Common Stock issuable upon the exercise of currently exercisable stock options and 1,887 shares of Common Stock issuable upon the exercise of warrants.

(4) Represents shares of Common Stock issuable upon the exercise of currently exercisable stock options.

(5) Includes 15,000 shares of Common Stock held by Mr. Farrow. Also includes 283,451 shares of Common Stock issuable upon the exercise of currently exercisable stock options.

(6) Includes 163,200 shares of Common Stock held by Mr. Ginns and 5,500 shares of Common Stock held by Mrs. Ginns. Also includes 79,166 shares of Common Stock issuable upon the exercise of currently exercisable stock options. Mr. Ginns disclaims beneficial ownership of the shares held by Mrs. Ginns.

(7) Includes 9,434 shares of Common Stock held by Mr. Kucheck. Also includes 184,467 shares of Common Stock issuable upon the exercise of currently exercisable stock options and 1,887 shares of Common Stock issuable upon the exercise of warrants.

(8) Includes 9,434 shares of Common Stock held by Mr. McManes. Also includes 1,887 shares of Common Stock issuable upon the exercise of warrants and includes 69,790 shares of Common Stock and 33,956 shares of Common Stock issuable upon the exercise of currently exercisable stock options by Mr. and Mrs. McManes, respectively. Mr. McManes disclaims beneficial ownership of shares exercisable by Mrs. McManes.

(9) Includes 24,220 shares of Common Stock held by Mr. Norman of which 13,786 shares are subject to a Performance Escrow Agreement. Also includes 66,385 shares of Common Stock issuable upon the exercise of currently exercisable stock options and 1,887 shares of Common Stock issuable upon the exercise of warrants.

(10) Includes 13,753 shares of Common Stock held by Mr. Snedegar; 1,191 shares of Common Stock held by Mr. Snedegar as trustee for the Snedegar Revocable Living Trust; 1,667 shares held by Norexco Petroleum of which Mr. Snedegar is President; and 83,501 shares held by Access Financial Limited of which Mr. Snedegar is the general partner. Also includes 113,331 shares of Common Stock issuable upon the exercise of currently exercisable stock options.

(11) Includes a total of 945,084 shares of Common Stock, 7,548 shares of Common Stock issuable upon the exercise of warrants and 1,426,538 shares of Common Stock issuable upon exercise of stock options held by all directors and named executive officers of the Company as a group that are currently exercisable.

                       ACTIONS TO BE TAKEN AT THE MEETING


                -----------------------------------------------
                                   PROPOSAL 1
                              ELECTION OF DIRECTORS
                ------------------------------------------------

         THE BOARD OF DIRECTORS OF THE COMPANY HAS NOMINATED EIGHT DIRECTORS FOR ELECTION TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. UNLESS OTHERWISE INDICATED, THE SHARES REPRESENTED BY ALL PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THEIR TERMS AND, IN THE ABSENCE OF CONTRARY INSTRUCTIONS, "FOR" THE ELECTION OF ALL NOMINEES AS DIRECTORS.

         THE BOARD OF DIRECTORS HAS NO REASON TO EXPECT THAT ANY OF THE NOMINEES WILL BE UNABLE TO STAND FOR ELECTION AT THE DATE OF THE MEETING. IN THE EVENT THAT A VACANCY AMONG THE ORIGINAL NOMINEES OCCURS PRIOR TO THE MEETING, THE PROXIES WILL BE VOTED FOR A SUBSTITUTE NOMINEE OR NOMINEES NAMED BY THE BOARD OF DIRECTORS AND FOR THE REMAINING NOMINEES. DIRECTORS ARE ELECTED BY A PLURALITY OF THE VOTES CAST. NO PROXY MAY BE VOTED FOR MORE THAN EIGHT NOMINEES.

         THE FOLLOWING TABLE SETS FORTH INFORMATION ABOUT EACH NAMED EXECUTIVE OFFICER, DIRECTOR AND NOMINEE FOR DIRECTOR OF THE COMPANY.

                                                  YEAR FIRST
                                                  ELECTED OR         PRESENT POSITION
NAME                                  AGE          APPOINTED         WITH THE COMPANY
----                                  ---         ----------         -----------------


William R. Stow III (2)............    55            1991        Chief Executive Officer,
                                                                 President and Chairman of
                                                                 the Board of Directors
Frank R. Caccamo (1)(3)............    59            1998        Director
Donald R. Farrow (2)(4)............    53            1997        Vice Chairman, Director
Daniel P. Ginns (1)(4).............    49            1997        Director
Phillip E. Pearce (4)..............    70            1996        Director
John R. Snedegar (2)(3)............    50            1991        Director
Barry W. Sullivan (1)..............    58            1998        Director
Anders B. Vinberg..................    50            1998        Director
Carlos H. Caballero................    47             n/a        Vice President, Marketing
Alan D. Kucheck....................    47             n/a        Vice President, Engineering
William T. McManes.................    49             n/a        Vice President, Sales
Douglas S. Norman..................    35             n/a        Chief Accounting Officer and
                                                                 Director of Finance

(1)      Member of the Compensation Committee.
(2)      Member of the Nominating Committee.
(3)      Member of the Audit Committee.
(4)      Member of the Merger and Acquisitions Committee.

NOMINEES FOR DIRECTOR

         The nominees for election as a director are William R. Stow III, Frank
R. Caccamo, Donald R. Farrow, Daniel P. Ginns, Phillip E. Pearce, John R. Snedegar, Barry W. Sullivan and Anders B. Vinberg.

         Executive officers of the Company are appointed by the Board of Directors to serve until their removal by the Board of Directors or resignation.

         The following biographical information has been furnished by the nominees.

         WILLIAM R. STOW III founded the company in September 1991. Mr. Stow has served as Chief Executive Officer of the Company since September 1991 (exclusive of the period from August 1996 to January 1997) and has served as President of the Company since July 1998. This is a position he also held from September 1991 to August 1996, exclusive of the period from April 1994 through July 1995. Mr. Stow has served as a Director of the Company since September 1991, Co-Chairman of the Board from October 1994 to August 1996 and Chairman of the Board since August 1996.

         FRANK R. CACCAMO has served as a Director of the Company since November 1998. Mr. Caccamo is the Vice President and Chief Information Officer of The Reynolds and Reynolds Company, a position he has held since January 1997. Prior to joining Reynolds and Reynolds, Mr. Caccamo was Vice President of Information Systems at Procter & Gamble from 1990 to January 1997. Mr. Caccamo is a director of the Agency Services Division of the Cincinnati Community Chest, the Cincinnati Community Chest, the Cincinnati Eye Bank for Sight Restoration, and the Health Alliance Information Systems and Technology Governance Board.

         DONALD R. FARROW has served as the Vice Chairman of the Company since July 1998. Mr. Farrow has been with the Company since March 1996. His various positions within the company include: (1) President (January 1997 to July 1998);
(2) Chief Operating Officer and Director (February 1997 to July 1998); (3) Vice President, Sales and Marketing (August 1996 to January 1997); Vice President, Sales (May 1996 to August 1996); and (4) consultant (March 1996 to May 1996). From January 1995 to May 1996, Mr. Farrow was an independent consultant in the area of sales and marketing of software technology. Prior to January 1995, Mr. Farrow served as Vice President, Sales and Marketing for Comm Vision, a leading provider of server solutions, from December 1993 through December 1994; Vice-President of Sales of Image Online from February 1993 through November 1993; and Director - Western Area of Novell, a provider of network software, from 1987 to February, 1993.

         DANIEL P. GINNS has served as a Director of the Company since January 1997. Since October 1996, Mr. Ginns has been Chairman of the Board and Chief Executive Officer of Datametrics Corporation, a reporting company which designs, develops and manufactures printers and computers. From 1989 to 1996, Mr. Ginns was President of Belmont Capital, Inc., a management and financial advisory firm.

         PHILLIP E. PEARCE has served as a Director of the Company since January 1996. Mr. Pearce is the owner of Phil Pearce & Associates since 1986. Prior to that, he was Senior Vice President and a member of the Board of Directors of E.F. Hutton & Co., from 1971 through 1983, a member of the Board of Governors of the New York Stock Exchange, and Chairman of the Board of governors of the NASD. Mr. Pearce is a member of the Board of three other reporting companies, China Peregrine, Mustang Software and Xybernaut Corporation.

         JOHN R. SNEDEGAR has served as a Director of the Company since December 1991. Mr. Snedegar is President/CEO and a director of Micro General Corporation, a full service telecommunications and electronic commerce company. From May 1990 through April 1999, Mr. Snedegar served as President, Director and Chief Executive Officer of United Digital Network Inc., a diversified telecommunications provider based in Irving, Texas. From March 1981 to May 1992, Mr. Snedegar served as President and Chief Executive Officer of AmeriTel Management, Inc., currently known as WCT Communications, Inc. Mr. Snedegar is also a member of the Board of Star Communications, Inc., an international long distance wholesale provider, ShopNow.com, an electronic commerce shopping portal and TeleHub Communications Corporation, a long distance technology company.

         BARRY W. SULLIVAN has served as a Director of the Company since September 1998. Mr. Sullivan has served the Electronic Data Systems (EDS) from 1971 through 1998, most recently as Corporate Vice President in charge of managing their Internet, New Media and Electronic Business. Mr. Sullivan was a member of (1) the Stanford University Computer Industry Project form 1992 to 1997 and (2) the New Marketing Imperatives Roundtable. He has served on the Board and as Chairman of the Information Technology Association of America
(ITAA) from 1993 through 1998, and on the Board of CommerceNet, a not-for-profit market and business development organization from 1996 to 1998.

         ANDERS B. VINBERG has served as a Director of the Company since September 1998. Mr. Vinberg has served since December 1986 as Senior Vice President of Research and Development at Computer Associates International, Inc., a world leader in mission-critical business software and a leading provider of high-end software Configuration Management tools.

         The following biographical information has been submitted by the non-Director Executive Officers.

         CARLOS H. CABALLERO served the Company as Vice President of Marketing from December 1997 through June 1999. Prior to that, Mr. Caballero had been President of Digital Graffiti, Inc., a provider of marketing communications products and services for emerging business-to-business vendors, since July 1996. Mr. Caballero was Director of Marketing Communications for True Software, a software configuration management vendor from December 1996 to August 1997 and Director of Marketing at Quest Software from July 1993 through July 1996.

         ALAN D. KUCHECK has served the Company as the Vice President of Engineering since January 1995. From July 1993 to January 1995, Mr. Kucheck served as a Project Director for the Company.

         WILLIAM T. MCMANES served the Company as Vice President of Sales from September 1997 through June 1999. Prior to that, Mr. McManes had been Vice President of Sales at Magic Software Enterprise, Inc. since October 1996, Director - West Region and consultant for Amdahl Corporation from December 1993 through October 1996, and owner of Glencoe Consulting from January 1996 through October 1996, which was operated exclusively for 2 clients - Amdahl Corporation and Select Software.

         DOUGLAS S. NORMAN founded the Company in September 1991. He has served as Chief Accounting Officer since September 1997, Assistant Secretary of the Company since February 1997, Director of Finance since June 1996, and as Financial Manager from 1991 to 1996. Douglas S.
Norman is the son-in-law of William R. Stow III.

REQUIRED VOTE

         The eight nominees receiving the highest number of votes will be elected as directors. Abstentions (including instructions to withhold authority to vote for one or more nominees) and broker non-votes will be counted for purposes of determining a quorum but will not be counted as votes cast in the election of directors. There is no provision for cumulative voting in the election of directors.

BOARD COMPENSATION

         Prior to January 1998, directors who are not employees of the Company were not compensated, except for reimbursement of travel expenses. Starting in January 1998, directors who are not employees receive $1,000 per month in addition to reimbursement of travel expenses. In addition, directors receive non-qualified stock option grants for shares of the Company's Common Stock. All options awarded to non-employee directors have an exercise price per share at least equal to the market price of the Common Stock on the date of grant. The options have a 10-year term.

         In addition, Mr. Sullivan performed certain consulting services for the Company for which he was compensated $3,030 during fiscal 1999.

BOARD OF DIRECTORS

         The Board of Directors is responsible for the management of the Company. During fiscal 1999, the Board of Directors held 12 meetings and took action by unanimous written consent on four occasions. Each incumbent director attended at least 93% of the aggregate of the total number of meetings of the Board and of the committees on which he served during fiscal 1999.

COMMITTEES OF THE BOARD

         The Board of Directors has established four standing committees: (1) Compensation, (2) Nominating, (3) Audit and (4) Merger and Acquisitions Committee.

         The principal function of the Compensation Committee was to review and establish compensation for executive officers and to consider incentive compensation alternatives for the Company's employees. This committee was comprised of Messrs. Ginns, Sullivan and Caccamo. The Compensation Committee acted by unanimous written consent on one occasion and all other functions of the Compensation Committee were completed by the Board of Directors in the regularly scheduled meetings during the fiscal year ended March 31, 1999.

         The principal function of the Nominating Committee was to select and recommend to the Board of Directors appropriate candidates for executive officers. The Nominating Committee was comprised of Messrs. Farrow, Snedegar, and Stow. The functions of the Nominating Committee were completed by the Board of Directors in the regularly scheduled meetings during the fiscal year ended March 31, 1999.

         Stockholders of the Company who wish to nominate individuals for directors for election at the next annual meeting should submit such nominations to the Secretary of the Company at the Company's executive offices by March 31, 2000. The proposal should contain certain information about the proposed nominee, including name, age, business and residence addresses, principal occupation, the class and number of shares of Common Stock or other capital stock of the Company beneficially owned, the consent of such person to be nominated and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee. The proposal should also include the name, business and residence addresses, occupation, the class of number of shares of Common Stock or other capital stock of the Company beneficially owned by the person or entity making such nomination, and the relationship or affiliation, if any, to the nominee.

         The functions of the Audit Committee included the nomination of independent auditors for appointment by the Board; meeting with the independent auditors to review and approve the scope of their audit engagement; meeting with the Company's financial management and the independent auditors to review matters relating to internal accounting controls, the Company's accounting practices and procedures and other matters relating to the financial condition of the Company; and to report to the Board periodically with respect to such matters. The Audit Committee consisted of Messrs. Caccamo and Snedegar. The Audit Committee did not meet formally during the fiscal year ended March 31, 1999 but acted by unanimous written consent on one occasion.

         The principal function of the Merger and Acquisitions Committee was to investigate potential opportunities for merger and/or acquisition activity. This committee was comprised of Messrs. Pearce, Ginns, and Farrow. All functions of the Merger and Acquisition Committee were completed by the Board of Directors in a regularly scheduled meeting during the fiscal year ended March 31, 1999.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. To the Company's knowledge, based solely upon a review of copies of such reports furnished to the Company during the one-year period ended March 31, 1999, and written representations from its directors and executive officers, there were no late or delinquent filings except the following: one Form 4 for Mr. Snedegar, which has been filed as of the current date.


                             EXECUTIVE COMPENSATION

SUMMARY INFORMATION

         The following table sets forth certain summary information regarding compensation paid or accrued by the Company to, or on behalf of, the Company's Chief Executive Officer and the other most highly compensated executive officers of the Company (the "Named Executive Officers"), for services rendered in all capacities to the Company during the fiscal years ended March 31, 1997, 1998, 1999. Except as otherwise noted, no Named Executive Officer received any restricted stock award, stock appreciation right or payment under any long-term incentive plan. No other officer of the Company received annual salary and bonus exceeding $100,000 during the relevant periods.

                           SUMMARY COMPENSATION TABLE



                                                                                      Long Term
                                                                                     Compensation
                                                                                        Awards
                                                                                   ----------------
                                                                                      Securities           All Other
                                                         Annual Compensation          Underlying          Compensation
   Name and                                       -------------------------------     Options (1)      -----------------
Principal Position                     Year           Salary             Bonus         (Shares)               (6)
------------------                   --------     --------------       ----------  ----------------    -----------------

William R. Stow III (2).............     1999           $150,000          $ - 0 -      152,000              $ - 0 -
       Chief Executive Officer,          1998           $150,000          $ - 0 -      249,790              $ - 0 -
       Chairman of the Board and         1997           $137,818          $ - 0 -      175,000              $ - 0 -
       Director

Carlos H. Caballero.................     1999           $147,500         $ 27,793      100,000              $ - 0 -
       Vice President, Marketing         1998           $ 40,000          $ - 0 -      150,000              $ - 0 -
                                         1997           $     --          $ - 0 -           --              $ - 0 -

Donald R. Farrow (3)................     1999           $141,538          $ - 0 -       60,000              $ - 0 -
       President and Director            1998           $150,000          $ - 0 -      297,447              $ - 0 -
                                         1997           $101,031          $ - 0 -      231,250              $62,942

Alan D. Kucheck (4).................     1999           $130,000          $37,824       25,000              $ - 0 -
       Vice President, Engineering       1998           $120,833          $ - 0 -      245,075              $ - 0 -
                                         1997           $110,000          $ - 0 -       65,667              $ - 0 -
                                                                                                               00
William T. McManes..................     1999           $137,170          $65,022      100,000              $68,736
       Vice President, Sales             1998           $ 70,096          $ - 0 -      150,000              $18,990
                                         1997           $     --          $ - 0 -           --              $ - 0 -

Douglas S. Norman (5)...............     1999           $ 92,850          $28,587       30,000              $ - 0 -
       Director of Finance               1998           $ 72,100          $ - 0 -       91,700              $ - 0 -
           Chief Accounting Officer      1997           $ 66,326          $ - 0 -       37,924              $ - 0 -
           Assistant Secretary
------------

(1) Amounts represent stock options granted and/or repriced for the period shown.

(2) Options granted during fiscal year 1998 include options to purchase 156,666 shares of the Company's Common Stock, originally granted in prior years, that were repriced.

(3) Options granted during fiscal year 1998 include options to purchase 206,250 shares of the Company's Common Stock, originally granted in prior years, that were repriced.

(4) Options granted during fiscal year 1998 include options to purchase 175,667 shares of the Company's common stock, originally granted in prior years, that were repriced.

(5) Option granted during fiscal year 1998 include options to purchase 54,590 shares of the Company's common originally granted in prior years, that were repriced.

(6) Amounts listed as All Other Compensation represent commissions earned or consulting fees.

STOCK OPTIONS

      The following table sets forth information concerning stock option grants made during the fiscal year ended March 31, 1999 under the Company's Stock Option Plan (the "Plan") to Named Executive Officers. No stock appreciation rights were granted to such individuals during the fiscal year.


            OPTION/SAR GRANTS IN THE FISCAL YEAR ENDED MARCH 31, 1999

                                Individual Grants
                                -----------------


                           Number of
                          Securities         Percent of Total
                          Underlying           Options/SARS        Exercise
                         Options/ SARS          Granted to          or Base
                            Granted              Employees           Price       Expiration
    Name               (# of Shares) (1)    In Fiscal Year (2)    ($/Sh) (3)        Date
--------------------- -------------------  --------------------- -------------  ------------

William R. Stow III          60,000            1.6%               $0.625         1/4/09
                             92,000            2.4%                0.625         1/4/09

Carlos H. Caballero         100,000            2.6%                0.625         1/4/09

Donald R. Farrow             35,000              *                 0.625         1/4/09
                             25,000              *                 0.625         1/4/09

Alan D. Kucheck              25,000              *                 0.625         1/4/09

William T. McManes          100,000            2.6%                0.625         1/4/09

Douglas S. Norman            30,000              *                 0.625         1/4/09
------------------
*Less than 1%.

(1) Options granted to purchase common stock. Generally, twenty-five percent of the options granted vest one year from the date of grant with the remaining options vesting in equal monthly increments over the following thirty-six months. Fifty percent of both the 60,000 options granted to Mr. Stow and the 35,000 options granted to Mr. Farrow vest immediately upon grant with the remaining shares vesting in equal monthly increments over the following twelve months. All of the options shown have a maximum term of ten years, subject to earlier termination following the optionee's cessation of service with the Company.

(2) The Company granted options to purchase a total of 3,873,160 shares of Common Stock to employees, consultants and Board members during the year ended March 31, 1999.

(3) The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date.

OPTION EXERCISES, HOLDINGS AND FISCAL YEAR-END VALUES

       The following table sets forth information concerning the number of shares covered by both exercisable and unexercisable options held by each of the Named Executive Officers as of March 31, 1999. No options were exercised during the fiscal year ended March 31, 1999 by any of the Named Executive Officers.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999
                     AND OPTION VALUES AS OF MARCH 31, 1999



                                                    Number of Securities
                        Shares                     Underlying Unexercised
                       Acquired                          Options at                Value of Unexercised
                          on         Value             March 31, 1999             in-the-money Options at
                       Exercise    Realized            (# of shares)                  March 31, 1999 (1)
                                               --------------------------------- ---------------------------
         Name             (#)         ($)       Exercisable     Unexercisable    Exercisable   Unexercisable
--------------------  ----------- -----------  --------------  ---------------   -----------  --------------

William R. Stow  III      --          --           210,907          215,883       $90,473         $156,607

Carlos H. Caballero       --          --            45,832          204,168        11,385          131,490

Donald R. Farrow          --          --           241,595          140,852        99,595           78,676

Alan D. Kucheck           --          --           162,413          107,662        65,310           48,773

William T.McManes         --          --            54,165          195,835         8,271          120,354

Douglas S. Norman         --          --            55,880           65,820        26,446           47,608


------------

(1) Calculated based on the closing price of the Company's Common Stock as reported on the NASDAQ SmallCap Market on March 31, 1999 of $1.6875 per share, less the applicable exercise price.


CHANGE IN CONTROL AGREEMENTS

       The Company has change in control agreements with Messrs. William R. Stow III, Alan D. Kucheck and Douglas S. Norman. In the event of termination, as a result of change of control, the executive shall be entitled to receive his salary and any benefits for a period of twelve months. Furthermore, all vested options will remain exercisable through the twelve month period following the date of termination. Should a conflict exist, the terms and conditions of the Plan shall govern. For purposes of the agreement, "Change in control" means: (i) the direct or indirect sale or exchange in a single series of related transactions by the stockholders of the Company of more than fifty percent of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party and is not the surviving entity; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee participate in all deliberations concerning executive compensation. The Compensation Committee consists of Messrs. Frank R. Caccamo, Daniel P. Ginns and Barry W. Sullivan. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors.

                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

       OVERVIEW AND PHILOSOPHY

         The Compensation Committee of the Board of Directors is composed entirely of non-employee directors and is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board of Directors, determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

         The objectives of the Company's executive compensation program are to:

                  *   Support the achievement of desired Company performance
                  * Provide compensation that will attract and retain superior talent and reward performance

         The executive compensation program provides an overall level of compensation opportunity that is competitive within the technology and software industries, as well as with a broader group of companies of comparable size and complexity.

         EXECUTIVE OFFICER COMPENSATION PROGRAM

         The Company's executive officer compensation program is comprised of base salary, long-term incentive compensation in the form of stock options, specific performance-based bonuses and various benefits, including medical and pension plans generally available to employees of the Company.

         BASE SALARY

         Base salary levels for the Company's executive officers are competitively set relative to companies in the software industry. In determining salaries, the Committee also takes into account individual experience and performance and specific issues particular to the Company.

         STOCK OPTION PROGRAM

         The stock option program is the Company's long-term incentive plan for providing an incentive to officers, directors, employees and others.

         The 1996 Stock Option Plan authorizes the Compensation Committee to award officers, directors, employees and others stock options. Options granted under the Plan may be granted containing terms determined by the Committee, including exercise period and price; provided, however, that the Plan requires that exercise price may not be less than the fair market value of the Common Stock on the date of the grant and the exercise period may not exceed ten years, subject to further limitations.

         In addition, the Company issues non-qualified stock options outside the 1996 Stock Option Plan. These are issued to a broad-based group in which most of the options are granted to non-officer employees.

         BENEFITS

         The Company provides to executive officers, medical and pension benefits that are generally available to Company employees.

         BONUS

         The Company may provide to certain executive officers bonuses based on performance.

         CHIEF EXECUTIVE OFFICER COMPENSATION

         See Summary Compensation Table.


Frank R. Caccamo
Daniel P. Ginns
Barry W. Sullivan

Members of the Compensation Committee

                              CERTAIN TRANSACTIONS

         In fiscal 1995, the Board of Directors authorized the Company to loan the sum of $126,000 to William R. Stow III . At March 31, 1999, the principal and accrued interest amounts were $76,154 and $18,105, respectively. The loan is evidenced by a promissory note and is secured by shares of the Company's common stock, which are owned by Mr. Stow. The note is payable on November 4, 2000 and bears interest at a rate of 6.34% per annum, payable at maturity.



                                   PROPOSAL 2
                            AMENDING TO THE COMPANY'S
                         CERTIFICATE OF INCORPORATION TO
                        INCREASE THE NUMBER OF AUTHORIZED
                             SHARES OF COMMON STOCK
        -----------------------------------------------------------------


         On July 26, 1999, the Board of Directors unanimously adopted a resolution approving a proposal to amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from 50,000,000 to 80,000,000 shares. If the proposed amendment is approved, the second sentence of Article 4 of the Company's Certificate of Incorporation would be amended to read as follows: "The number of shares of Common Stock authorized to be issued is 80,000,000, with a par value of $.01 per share, and the number of shares of Preferred Stock authorized to be issued is 10,000,000, with a par value of $.01 per share." The number of shares of Preferred Stock authorized to be issued will not change as a result of this proposed amendment. The Board of Directors determined that such amendment is advisable and directed that the proposed amendment be considered at the Meeting. The additional 30,000,000 shares of Common Stock, if and when issued, will have the same rights and privileges as the shares of Common Stock presently issued and outstanding. Each holder of Common Stock is entitled to one vote per share on all matters submitted to a vote of stockholders. The Common Stock does not have cumulative voting rights. The holders of Common Stock share ratably on a per share basis in any dividends when, as and if declared by the Board of Directors out of funds legally available therefor and in all assets remaining after the payment of liabilities in the event of the liquidation, dissolution or winding up of the Company. There are no preemptive or other subscription rights, conversion rights or redemption or sinking fund provisions with respect to the Common Stock.

PURPOSES AND CERTAIN POSSIBLE EFFECTS OF INCREASING THE
NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

         The Company's Certificate of Incorporation, as amended to date, authorizes the Company to issue 50,000,000 shares of Common Stock, $.01 par value per share, and 10,000,000 shares of Preferred Stock, $.01 par value per share. Of these authorized shares, as of July 16, 1999, 31,205,228 shares of Common Stock, 441,208 shares of Series E Preferred Stock, 2,549 shares of Series H Preferred Stock, and 1,000 shares of Series I Preferred Stock were outstanding. In addition to the 31,205,228 shares of Common Stock outstanding, as of July 16, 1999, 13,848,600 shares of Common Stock were reserved for possible future issuance upon conversion of outstanding preferred stock or exercise of outstanding options and warrants. Accordingly, only 4,946,172 shares of the Company's Common Stock are currently available for future issuance by the Company.

         The Company has historically either publicly offered or privately placed its capital stock to raise funds to finance its operations, including research and development and product development activities, and has issued shares and options to consultants, employees and members of the Board of Directors. The Company expects to continue to make substantial expenditures for research and product development and in the marketing of products. The Company continues to periodically explore and negotiate the additional financing that it will require. The Company may also seek acquisitions of other companies, products and assets. These activities are likely to require the Company to sell shares of Common Stock or securities convertible into or exchangeable for Common Stock. The Company has, at times in the past, sold shares below the market price of its Common Stock at the date of issuance and may be required to do so in the future in order to raise financing.

         The Board of Directors believes that the increase in the number of authorized shares of Common Stock at this time will provide the Company with the flexibility of having an adequate number of authorized but unissued shares of Common Stock available for future financing requirements, including for funding research and product development, acquisitions and other corporate purposes, without the expense or delay attendant in seeking stockholder approval at any special or annual meeting. The proposed amendment would provide additional authorized shares of Common Stock that could be used from time to time, without further action or authorization by the stockholders (except as may be required by law or by any stock exchange or over-the-counter market on which the Company's securities may then be listed).

         Although it is not the purpose of the proposed amendment and the Board of Directors is not aware of any pending or proposed effort to acquire control of the Company, the authorized but unissued share of Common Stock also could be used by the Board of Directors to discourage, delay or make more difficult a change in control of the Company (for example, by permitting issuances which would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company). Other than the amendment to Article 4 of the Certificate of Incorporation, the Board does not currently contemplate recommending the adoption of any other amendments to the Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change control of the Company.

         The proposed amendment will not affect the rights of existing holders of Common Stock except to the extent that further issuance of Common Stock will reduce each existing stockholder's proportionate ownership in the Company. If the proposed amendment is adopted, there would be 34,946,172 authorized shares of Common Stock that are not outstanding or reserved for issuance.

DELAWARE TAKEOVER STATUTE AND CERTAIN CHARTER PROVISIONS

         The Company is subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Generally, an "interested stockholder" is any person that (i) is the owner of 15% or more of the outstanding voting stock of a corporation or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of such corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

         These provisions are likely to impose significant restrictions on stockholders unaffiliated with the Company and accordingly are likely to discourage potential acquirors of the Company.

EFFECTIVE DATE

         If approved by the stockholders, the proposed amendment will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of Delaware amending the Certificate of Incorporation as set forth above, which filing will be made as soon as reasonably practicable following stockholder approval.

REQUIRED VOTE

         Approval of the proposed amendment to the Certificate of Incorporation requires the affirmative vote of a majority of the shares of Common Stock outstanding at the Meeting and entitled to vote at the Meeting.

                        THE BOARD OF DIRECTORS RECOMMENDS
                 THAT YOU VOTE "FOR" THE APPROVAL OF PROPOSAL 2

                                   PROPOSAL 3
                       RATIFICATION OF THE APPOINTMENT OF
                              INDEPENDENT AUDITORS
        -----------------------------------------------------------------


CHANGES IN THE COMPANY'S CERTIFYING ACCOUNTANT

         On March 17, 1999, the Company dismissed PricewaterhouseCoopers LLP as its independent accountants. The reports of PricewaterhouseCoopers LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except for going concern uncertainty. The Company's Audit Committee participated in and approved the decision to change independent accountants. In connection with its audits for the two fiscal years ended March 31, 1997 and March 31, 1998, respectively, and through March 17, 1999, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference thereto in their report on the financial statements for such years. During the two fiscal years ended March 31, 1997 and March 31, 1998, respectively, and through March 17, 1999, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). PricewaterhouseCoopers LLP furnished the Company with a letter addressed to the SEC stating that it agreed with the above statements. A copy of such letter, dated March 23, 1999, was filed as Exhibit 16.1 to the Company's Current Report on Form 8-K filed with the SEC on March 23, 1999.

         The Company engaged Deloitte & Touche LLP as its new independent accountants as of March 17, 1999. During the two fiscal years ended March 31, 1997 and March 31, 1998, respectively, and through March 17, 1999, the Company has not consulted Deloitte & Touche LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and either a written report was provided to the Company or oral advice was provided that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

         The accounting firm of Deloitte & Touche LLP served as the Company's independent auditors for fiscal year 1999. Representatives of that firm are not expected to attend the Annual Meeting. However, if one or more representatives of that firm attend the Annual Meeting they will be given the opportunity to comment, if they desire, and to respond to appropriate questions that may be asked by stockholders.

         Approval by the stockholders of the appointment of independent auditors is not required but the Board deems it desirable to submit this matter to the stockholders. If a majority of the Common Stock present and entitled to vote at the meeting should not approve the selection of Deloitte & Touche LLP, the selection of independent auditors will be reconsidered by the Board of Directors.

                        THE BOARD OF DIRECTORS RECOMMENDS
             THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT
                           OF DELOITTE & TOUCHE LLP AS
                       INDEPENDENT AUDITORS OF THE COMPANY


                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Stockholder proposals for the 2000 Annual Meeting of Stockholders must be received in writing by the Secretary of the Company at the Company's executive offices by July 1, 2000 to be considered for inclusion in the proxy materials.


                                  OTHER MATTERS

         Management does not intend to bring before the Meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the Meeting. If any other matters or motions properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the Meeting.

By Order of the Board of Directors,

William R. Stow III
Chairman of the Board, President
and Chief Executive Officer


Santa Ana, California
August __, 1999

                              STARBASE CORPORATION

                                                                          PROXY

               ANNUAL MEETING OF STOCKHOLDERS - SEPTEMBER 14, 1999 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of StarBase Corporation (the "Company") to be held on September 14, 1999 and the related Proxy Statement; (b) appoints William R. Stow III and Martin E. Weisberg, Esq. or either of them as Proxies, each with the power to appoint a substitute; (c) authorizes the Proxies to represent and vote, as designated below, all the shares of the Company's common stock, par value $.01 per share (the "Common Stock"), held of record by the undersigned on July 16, 1999 at the Annual Meeting and at any adjournments or postponements thereof; and (d) revokes any proxies previously given.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR all nominees for directors and FOR Proposals 2 and 3. The proxies will use their discretion with regard to any matter referred to in item 4.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Please mark boxes |X| in blue or black ink.

1.       Election of Directors:

(INSTRUCTION:  TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE
 THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

FOR ALL NOMINEES |_|                         WITHHOLD AUTHORITY |_|
(except as marked to                         to vote for all nominees
the contrary below)
(William R. Stow III, Frank R. Caccamo,
Donald R. Farrow, Daniel P. Ginns,
Phillip E. Pearce, John R. Snedegar,
Barry W. Sullivan and Anders B.
Vinberg)


2. To amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 80,000,000 shares.

         FOR [ ]             AGAINST [ ]                 ABSTAIN [ ]

3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor's for the Company's fiscal year ended March 31, 2000.

         FOR [ ]             AGAINST [ ]                 ABSTAIN [ ]

4. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the Meeting or any adjournment(s) thereof.



                                       Dated:                     , 1999

                                       -----------------------------------
                                       Signature of Stockholder(s)

                                       -----------------------------------
                                       Signature of Stockholder(s)


                                       Title (if applicable):__________________
                                       (Signature should conform to names
                                       printed on this Proxy. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title.)

                                       Number of Shares Owned:  ________________

PLEASE MARK, SIGN ABOVE AND RETURN THE PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.